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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a "Signatory") of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints Stephen A. Hill and J. David Jacobs (each, an "Agent," and collectively, "Agents") or either of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), this Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	DATE:

/s/ STEPHEN A. HILL Stephen A. Hill	December 11, 2003
/s/ THOMAS J. PHAIR, JR. Thomas J. Phair, Jr.	December 12, 2003
/s/ LAURA AVAKIAN Laura Avakian	December 11, 2003
/s/ TIMOTHY C. BARABE Timothy C. Barabe	December 12, 2003
/s/ WERNER CAUTREELS Werner Cautreels	December 15, 2003
/s/ ARIEL ELIA Ariel Elia	December 12, 2003
/s/ TUAN HA-NGOC Tuan Ha-Ngoc	December 11, 2003
/s/ PATRICK J. ZENNER Patrick J. Zenner	December 12, 2003

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  Exhibit 24
POWER OF ATTORNEY